SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2009

Achillion Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33095	52-2113479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 George Street New Haven, CT	06511
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 624-7000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14a-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.02. Termination of a Material Definitive Agreement

Lease Agreement Amendment

On December 18, 2009, Achillion Pharmaceuticals, Inc. (the “Company”) entered into a Surrender and Termination Agreement (the “Amendment”) with respect to the Lease dated as of March 30, 2001 between WE George Street, LLC (the “Landlord”) and Yale University (“Yale”), as assigned to the Company by the Assignment and Assumption of Leases dated as of March 30, 2001, as amended by the First Amendment to Assignment and Assumption of Lease dated as of December 1, 2005 (collectively, the “Lease”). Pursuant to this agreement, the Company surrendered approximately 5,000 square feet of its approximately 40,000 square feet of leased laboratory and office space. The Company agreed to relinquish its rights to occupy the premises on or before March 15, 2010 (the “Surrender Date”), including the surrender of all improvements performed by the Company for its benefit. The Company will be relieved of its obligations under the Lease as of the Surrender Date.

In connection with the surrender of the premises, the Landlord has agreed to provide the Company with a moving allowance of $50,000 to be used for costs incurred by the Company for moving its personal property and for any reconfiguration at the Company’s remaining premises.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 16, 2009, the Compensation Committee of the Board of Directors of the Company approved several matters related to compensation of executive officers:

Executive Officer Compensation, Bonuses and Equity Grants

The Compensation Committee established 2010 annual base salaries for the Company’s principal executive officer, principal financial officer and Named Executive Officers (as defined in Item 402(a)(3) of Regulation S-K). Each such officer was also granted an incentive stock option to purchase shares of the Company’s common stock at a purchase price equal to $3.28 per share, the fair market value on December 18, 2009, the date of grant. Such options are subject to the provisions of the Company’s 2006 Stock Incentive Plan (the “Plan”) and are subject to the Company’s standard four-year vesting schedule.

In addition, the Compensation Committee reviewed the Company’s overall performance in fiscal year 2009 and target cash bonus amounts previously established by the Company’s Board of Directors (30% of base salary for each vice president or senior vice president, and 50% of the base salary for the Company’s chief executive officer). The Compensation Committee elected to defer its final assessment with respect to 2009 cash bonuses to the first quarter of 2010.

The following table sets forth the equity option awards for each such officer and the 2010 annual base salary for each such officer:

Name of Executive Officer	No. Shares Subject to 2009 Performance Equity Grant	2010 Base Salary
Michael D. Kishbauch	142,000	$394,800
Milind S. Deshpande, Ph.D.	60,000	$321,400
Gautam Shah, Ph.D.	33,250	$291,500
Mary Kay Fenton	33,250	$256,800
Elizabeth Olek, D.O	33,250	$274,800
Joseph Truitt	33,250	$274,800

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1	Surrender and Termination Agreement, dated as of December 18, 2009, by and between Achillion Pharmaceuticals, Inc. and WE George Street, LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACHILLION PHARMACEUTICALS, INC.

Date: December 22, 2009	By:	/S/ MARY KAY FENTON
Mary Kay Fenton Chief Financial Officer